AGREEMENT AND PLAN OF SHARE EXCHANGE

     AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Agreement")dated this 27th day of February 1998, by and between Classic Restaurants
International, Inc., a Colorado corporation ("Classic"), James Robert Shaw ("Shaw"), A.A. Corp., a Delaware corporation ("AAC"), and the Pringle Family Trust (the "Shareholders").

     WHEREAS, the Shareholders own all of the issued and outstanding common stock of AAC;

     WHEREAS, Classic, AAC and the Shareholders deem it advisable and in the best interests of each that Classic acquire all of the issued and outstanding common stock of AAC on the terms set forth herein (the "Share Exchange"); and

     WHEREAS, Classic, AAC and the Shareholders have approved and adopted this Agreement as a "plan of reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that Classic shall acquire all of the issued and outstanding common stock of AAC, upon and subject to the following terms and conditions:

                    ARTICLE I   DEFINITIONS

     Section 1.01 As used in this Agreement, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a) "Classic Common Stock" shall collectively mean the Classic Class A Common Stock and the Classic Class B Common Stock of Classic.

     (b) "Classic Class A Common Stock" shall mean the Class A Common Stock, no par value, of Classic, as more fully described in the Articles of Incorporation of Classic.

     (c) "Classic Class B Common Stock" shall mean the Class B Common Stock, no par value, of Classic, as more fully described in the Articles of Incorporation of Classic.

     (d) "Classic Preferred Stock" shall mean the Series D Convertible Preferred Stock of Classic, each of which is convertible into two hundred (200) shares of Classic Class A Common Stock, is not entitled to any dividends, and is entitled to a liquidation preference of $2.50 per share over any share of Classic Common Stock or any junior class of preferred stock. The Classic Preferred Stock shall have the rights and terms set forth in the document attached hereto as Exhibit D.

     (e) "AAC Stock" shall mean the Common Stock, no par value, of AAC, as more fully described in the Articles of Incorporation of AAC.

     (f) "Florida Classic" shall mean Classic Restaurants
International, Inc., a Florida corporation, a wholly owned subsidiary of Classic.

     (g) "Effective Date" shall mean the date on which Articles of Share Exchange are filed with the Secretaries of State of the States of Delaware and Colorado, or such other date as is designated therein.

     (h) "Exceptions Schedule" shall mean Exhibit A in the case of Classic and Exhibit B in the case of AAC and the Shareholders, both of which are attached hereto as exhibits.

     (i) "Escrow Agreement" shall mean the Escrow Agreement in the form attached hereto as Exhibit C.

     (j) "OSIP" shall mean that Officers and Directors Stock Incentive Plan to be implemented by Classic on the Effective Date and shall be substantially in the form attached hereto as Exhibit E.

     (k) "Property Rights" refers to any patent, copyright, trademark or other intellectual property rights (or any right to obtain a patent, copyright or trademark) which Frank Pringle or any of the Shareholders have in and to the business plan to recycle used tires using microwaves.

            ARTICLE II  GENERAL TERMS AND PROVISIONS

     Section 2.01 Transactions on Date of Agreement. Upon execution of this Agreement, the following shall take place:

     (a) The Board of Directors of Classic shall be increased from three members to five members, the existing members of the Board of Directors of Classic shall resign, and James Robert Shaw, Ronald Lambert, Frank Pringle, Benjamin Silber and June Cuba shall be appointed as replacement directors to fill the vacant Board seats of Classic until the next annual meeting of the Board of Directors of Classic, with Mr. Pringle appointed as chairman of the Board of Directors. Until the Effective Date, Mr. Pringle and Mr. Shaw will act as co-Presidents of Classic, and Mr. Shaw will have primary responsibility for restaurant operations, and Mr. Pringle will have primary responsibility for funding and implementing the tire recycling operations.

     (b) The parties hereto shall deposit the following items with the Escrow Agent under the Escrow Agreement: Classic shall deposit 500,000 shares of Classic Preferred Stock each share of which will be convertible into ten shares of Class A Common Stock (after giving effect to the reverse split described in Section 2.01(d)); Shaw shall deposit 200,000 shares of Classic Class B Common Stock (pre-split); the Shareholders shall deposit AAC Stock consisting of all of the issued and outstanding common stock of AAC. The items held under the Escrow Agreement shall be disbursed in accordance with Section 2.02 herein.

     (c) Classic's board shall authorize an annual or special meeting of shareholders to be held at the earliest possible time to change Classic's state of incorporation to Delaware or Georgia.

     (d) Classic's board shall authorize a 1 for 20 reverse split of its Class A and Class B Common Stock (all share numbers used herein shall be pre-split shares unless specifically stated otherwise).

     (e) Classic's board shall authorize a change in its name to Creative Recycling Technologies, Inc.

     (f) Classic's board shall authorize Classic to raise at least $1,500,000 net to Classic in an offering under Regulation D or S of the Securities and Exchange Commission by issuing up to 4,000,000 shares of Classic Class A Common Stock (after giving effect to the reverse split described in Section 2.01(d)), or a new issue of preferred stock convertible into said number of shares of Class A Common Stock. The exact terms of the offering will be negotiated by Mr. Pringle on behalf of Classic, but will be subject to subsequent board approval. Classic agrees to expand its board of directors by two members to be filled by designees of persons who assist in raising said capital.

     (g) The Property Rights will be assigned and conveyed to AAC to the extent not already owned by AAC.

     (h) Classic's board shall authorize the issuance and registration on Form S-8 of 75,000 shares Class A Common Stock to Robert J. Mottern and 25,000 shares of Class A Common Stock to Benjamin Silber as payment for legal services rendered and a retainer for future legal services (all such share amounts are after giving effect to the reverse split described in Section 2.01(d)).

     Section 2.02 Transactions on Effective Date. On the Effective Date, the following transactions shall take place:

     (a) The Escrow Agent shall disburse all of the AAC Stock held by it to Classic, whereupon AAC shall become a wholly-owned subsidiary of Classic.

     (b) The Escrow Agent shall disburse 380,000 shares of Classic Preferred Stock to the Shareholders, and 120,000 shares of Classic Preferred Stock to Shaw.

     (c) The Escrow Agent shall disburse 200,000 shares of Classic Class B Common Stock (pre-split) to Frank Pringle.

     (d) Classic shall assume the employment agreement between Frank Pringle and AAC, and shall enter into an employment agreement with James Robert Shaw.

     (e) Classic shall issue 3,800,000 shares of Classic Class B Common Stock (before giving effect to the reverse split described in Section 2.01(d)) to Frank Pringle as a signing bonus, in addition to a cash bonus of $19,000.

     (f) Classic's board shall approve the OSIP.

     Section 2.03 Transactions if no Effective Date. In the event this Agreement is terminated, then the following will take place:

     (a) The Escrow Agent shall return all items held by it to the person(s) who originally conveyed such items to the Escrow Agent as set forth in Section 2.01 herein.

     (b) Messrs. Pringle and Silber will resign from the board of directors of Classic.

     Section 2.04 Florida Classic. Following the Effective Date, the board of directors of Classic shall consider whether Florida Classic should be spun off to the common shareholders of Classic. The Shareholders hereby agree to waive any right to receive, on account of any shares of capital stock held by them in Classic (including Classic Preferred Stock or Classic Class A or Class B Common Stock), shares of Florida Classic in connection with any spinoff of Florida Classic to the shareholders of Classic which occurs at any time within three years of the Effective Date.

     Section 2.05 Taking of Necessary Action. AAC and Classic shall take all such actions as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Classic with title to any or all of the stock, properties, assets, rights, approvals, immunities, and franchises of AAC, the officers and directors of AAC and its subsidiaries, at the expense of the Shareholders, shall take such necessary or desirable action.

                  ARTICLE III   EXCHANGE RATIO

     Section 3.01 Exchange Ratio. On the Effective Date, Classic shall issue 500,000 shares of Classic Preferred Stock to the Shareholders in exchange for all of the issued and outstanding AAC Stock. Each share of AAC Stock shall be entitled to receive that number of shares of Classic Preferred Stock equal to (a) 500,000 divided by (b) the total number of shares of AAC issued and outstanding as of the Effective Date. There shall be no fractional shares issued. The number of shares of Classic Preferred Stock to be issued in the exchange shall be rounded up to the nearest whole. The shares of common stock, if any, held in the treasury of AAC ("Treasury Shares") shall be cancelled and shall not be exchanged or combined in accordance with the provisions of this Section 3.01.

     Section 3.02 Certificates in Other Names. If any certificate representing shares of Classic Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition precedent to the issuance thereof that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer, that the person requesting the exchange pay to Classic any transfer or other taxes required by reason of such issuance, and that counsel to Classic approve such transfer.

     Section 3.03 Stock Legends. Certificates representing shares of Classic Preferred Stock shall bear a legend restricting transfer of the shares of the Common Stock represented by such certificate in substantially the form set forth below:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state law, and are "restricted securities" as that term in defined in Rule 144 under the Act. The securities may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act and applicable state law, the availability of which is to be established to the satisfaction of the Company."

     Section 3.04 Classic shall, from time to time, make stop transfer notations in its records to ensure compliance in connection with any proposed transfer of the shares with the Act, and all applicable state securities laws.

     Section 3.05 Because all shareholders of AAC consent to the transactions described herein, no such shareholders have the right to dissent from transactions described herein.

           ARTICLE IV   REPRESENTATIONS AND WARRANTIES

     The following representations and warranties are hereby made (i) by AAC and the Shareholders to Classic and Shaw with respect to AAC and
(ii) by Classic and Shaw to AAC and the Shareholders with respect to
Classic:

     Section 4.01 Organization; Authorization. It is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has full power and authority to carry on its business as it now is being conducted and to own the properties and assets it now owns. It is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the conduct of its business or ownership of its property requires such qualification; and, subject to the requisite approval of and authorization by the holders of its capital stock, it has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein.

     Section 4.02 No Defaults. It is not a party to or bound by any contract or agreement, or subject to any charter provision or other legal restriction (other than restrictions applicable to corporations or businesses generally), which adversely affects its business, operations, properties, assets, or condition, financial or otherwise. It is not in default under any material contract, lease, Agreement, or other undertaking to which it is a party or by which it is bound. Subject to the requisite approval of and authorization by the holders of its capital stock, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms and conditions hereof will conflict with, result in a breach of the unwaived terms and conditions of, or constitute a default under its articles of incorporation or bylaws or any contract, agreement, commitment, or other undertaking to which it is a party or by which it is bound.

     Section 4.03 Governmental Consents. Except for the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws, and the filing and recording of the appropriate documents as required by the laws of the State of Delaware, no consent or approval of, or filing or registration with, any governmental or regulatory authority is required in connection with the performance of the terms of this Agreement.

     Section 4.04 Examination of Documents. All original documents and other information relating to its affairs will be made available, and copies of any such documents will be furnished, upon request to the other party and its counsel. Included among the documents to be made available are all articles of incorporation and amendments, bylaws and amendments, minutes of all incorporators, directors and shareholders meetings or consent minutes with respect to actions taken by incorporators, directors, or shareholders, all financial statements, and all material contracts, leases, and agreements to which it is a party or an intended beneficiary.

     Section 4.05 Title to Assets. It has good and marketable title to all of its properties and assets, both real and personal, free and clear of all security interest liens, claims, equities of others, and restrictions on the right to transfer, except as disclosed in the Exceptions Schedule, none of which exceptions impairs in any material respect the normal conduct of its business.

     Section 4.06 Tax Returns and Payments. All of its tax returns and reports required by law to be filed have been duly filed, and all taxes, assessments, fees, and other governmental charges (other than those presently payable without interest or penalty or those which are being contested in good faith by appropriate proceedings diligently conducted and which are disclosed in the Exceptions Schedule) upon it or upon any of its properties, assets, interest, or income which are due or are to become due have been paid or adequately reserved against. None of its federal income tax returns is currently under examination by the Internal Revenue Service.

     Section 4.07  No Litigation. Except as disclosed in the Exceptions
Schedule:

     (a) there is no action, proceeding, claim, or investigation pending or threatened against it or to which any of its assets or properties are subject before any court or any governmental department, commission, board, bureau, agency, or instrumentality which involves the possibility of any judgment or liability or which might adversely affect its assets, business, or goodwill and, after investigations it knows of no basis or grounds for any such action, proceeding, claim, or investigation; and

     (b) there is no outstanding order, writ, injunction, or decree of any court, government department, commission, board, bureau, government agency, or instrumentality, or any arbitration award, against it.

     Section 4.08 No Adverse Changes. Between the date of this Agreement and the Effective Date, as a condition precedent to the obligations hereunder, it will not, without the other party's prior written consent, take any of the following actions: it will not engage in any material transaction not in the ordinary course of its business, make or declare any dividends or distributions of its capital, surplus, or profits, or redeem or issue any shares of its Common Stock or other securities. There will be no changes in its assets, properties, liabilities, or financial condition from those shown in its financial statements or in its condition, other than changes which do not materially affect, singly or in the aggregate, its business, assets, properties, or financial condition. Other than as set forth in the Exceptions Schedule, it will not borrow any amounts or incur any liabilities other than pursuant to contracts entered into in the ordinary course of business; discharge any lien or encumbrance or satisfy any liabilities other than current liabilities incurred in the ordinary course of business; mortgage, pledge, or subject to lien or charge or any other encumbrance any of its assets or properties; sell, assign, or transfer any of its assets except in the ordinary course of business; waive any rights of substantial value; or loan money to any of its directors, officers, or shareholders.

     Section 4.09 No Adverse Claims. Except as set forth in the Exceptions Schedule, none of its officers or employees has any claim against it except for salaries or other ordinary expenses, and it is not obligated to any of such persons in any way or for any amount except for salaries, wages, or ordinary expenses.

     Section 4.10 Books and Records Complete. Its books and records are accurate and complete and there are no matters for which proper entry has not been made in such books and records.

     Section 4.11 Insurance. It is adequately insured with respect to risks usually insured against by companies owning properties and conducting business similar to those owned and conducted by it. All policies are presently in force and paid in full and will continue to be so without interruption until the Effective Date.

     Section 4.12 No Brokerage Fees. No agent, broker, investment banker, person, or firm acting on its behalf, to the best of its knowledge, is or will be entitled to any broker's or finder's fee or any other commission or fee, directly or indirectly, in connection with any of the transactions contemplated hereby.

     Section 4.13 Compliance with Certain Laws. It is in full compliance with: (i) all federal, state, and local laws regulating atmospheric, water, and other pollution or damage to the environment, and (ii) all federal, state, and local laws prohibiting discrimination based on race, creed, color, sex, age, disability, or national origin.

     Section 4.14 Authorization of Board of Directors. Its Board of Directors has duly authorized the execution and delivery of this Agreement and all documents and transactions called for hereunder, and, subject to the requisite approval and authorization by the holders of its capital stock, this Agreement constitutes a valid and binding obligation of the corporation in accordance with the Agreement's terms. Each shall deliver to the other a certified copy of resolutions of its Board of Directors pertaining to the foregoing. It has taken or will exert its best efforts to take, prior to the Effective Date, all action required by law, its Articles of Incorporation and Bylaws, and otherwise to authorize the execution, delivery, and performance of this Agreement.

     Section 4.15 Contracts. Other than as set forth in the Exceptions Schedule, it is not a party to any (i) labor agreements, (ii) contracts of employment, (iii) contracts for the purchase, sale, or lease (as lessor or lessee) of real estate or personal property, (iv) contracts for services to be rendered to it, (v) employee insurance, hospital, or medical expense programs, or (vi) pension or profit-sharing plans, retirement plans, bonus or incentive agreements or plans, or stock purchase or stock option plans, formal or informal.

     Section 4.16 Accounts and Notes Receivable. The accounts and notes receivable as shown in its most recent consolidated balance sheet and the accounts and notes receivable acquired by it subsequent to said date have been collected or are believed by it to be collectible at the aggregate recorded amounts thereof, less applicable reserves shown on such balance sheet.

     Section 4.17 Property and Equipment. It has valid leases with respect to the real and personal property purported to be leased by it under leases providing for rentals in excess of $5,000 per year and none of the parties to any such lease is in material default thereunder. The property and equipment as shown on its most recent consolidated balance sheet are in good operating condition and in a state of good maintenance and repair. The use of its real property conforms in all material respects with applicable ordinances, regulations, zoning, or building codes, and other applicable laws.

     Section 4.18 Capitalization. Except as set forth in the Exceptions Schedule, it has no obligation under any agreement with any person to register any of its securities under the 1933 Act or any applicable state securities laws and, during the three years preceding the date of this Agreement, it has not sold or issued any of its securities in a transaction which was not registered under the 1933 Act or any applicable state securities law. There are no preemptive rights with respect to any of its securities.

     Section 4.19 Classic. Classic represents and warrants that its authorized capital stock consists of 100,000,000 shares of preferred stock, no par value per share, none of which are issued or outstanding; 1,800,000,000 shares of Class A common stock, no par value per share, of which approximately 9,900,000 shares were issued and outstanding as of February 9 1998; and 200,000,000 shares of Class B common stock, no par value per share, of which 200,000 shares were issued and outstanding as of February 9, 1998. All of the issued and outstanding shares of Classic are validly issued, fully paid, and nonassessable.

     Section 4.20 AAC. AAC and the Shareholders represent and warrant that its authorized capital stock consists of 3,500,000 shares of common stock, no par value per share, of which 3,500,000 shares were issued and outstanding as of February 9, 1998, all of which shares were held by the Pringle Family Trust.

     Section 4.21 Principal Shareholders. No person owns of record or, to the best of its knowledge, owns beneficially five percent or more of any class of the issued and outstanding shares of its voting securities, except as set forth on the Exceptions Schedule. and as follows:

     (a) AAC: Pringle Family Trust owns all of the issued and outstanding common stock of AAC.

     (b) Classic: James Robert Shaw owns more than 5% of the outstanding shares of the Classic Class B Common Stock.

     Section 4.22 No Subsidiaries. It has no subsidiaries, except that Classic owns Musicana-Clearwater, Inc., a Florida corporation, and Florida Classic.

     Section 4.23 Information Furnished. It has furnished to the other party copies of all reports filed with the Securities and Exchange Commission pursuant to Section 13(a)and 15(d)of the Securities Exchange act of 1934 and, to the best of its knowledge, such reports do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. Such reports contain all of the material and relevant information concerning its business and financial condition as of their respective dates.

     Section 4.24 Options and Other Rights. Except as set forth on the Exception Schedule, there are no outstanding options, warrants, or rights to subscribe for, purchase, or receive shares of its common stock or any other securities convertible into common stock:

     Section 4.25 Representations True. No representation or warranty contained herein, nor any statement or certificate furnished hereunder or in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                    ARTICLE V   COVENANTS

     Section 5.01 Shareholder Meetings. AAC and Classic covenant and agree with each other that each shall submit this Agreement to its shareholders for approval, to the extent required by their Articles of Incorporation and Bylaws or applicable law, at a special or annual meeting of shareholders (the "Shareholder Meeting") to be held on the earliest practicable date.

     Section 5.02 Preservation of Business; Access to Documents. From and after the date of this Agreement and until the Effective Date, AAC and Classic covenant and agree with each other that each corporation shall:

     (a) use its best efforts to preserve its business organization, goodwill, and business relationships intact and to retain the services of its officers and key employees;

     (b) provided the same does not violate any statute, order, decree, rule, regulation, or contract, give each other and its authorized agents full access, during normal business hours, upon reasonable notice, to all of its assets, properties, books, records, agreements, and commitments and furnish such representatives during such period with all such information concerning its affairs as the other may reasonably request; provided. however that each party and its authorized agents shall hold in confidence all documents and information thus acquired or learned concerning the parties and, if the transactions contemplated by this Agreement are not consummated, all such documents shall immediately thereafter be returned to the appropriate parties;

     (c) take all necessary corporate and any other action, and use its best efforts to obtain all consents, approvals, and agreements required to carry out the transactions contemplated in this Agreement and to satisfy, or cause to be satisfied, the conditions specified herein; and

     (d) maintain in full force and effect insurance policies providing coverages and amount of coverage as now provided.

     Section 5.03 Business in Ordinary Course. AAC and Classic further covenant and agree with each other that each of the representations and warranties set forth in Article IV will be true and correct on the Effective Date. Except as set forth on the Exceptions Schedule and elsewhere herein, until the Effective Date, neither AAC nor Classic shall do any of the following except with the prior written consent of the other party:

     (a) effect any general salary increase except in line with its past practices;

     (b) enter into any written employment agreement;

     (c) increase the base compensation or other benefits of any employee by more than 10%;

     (d) make any contribution to any trust or plan for the benefit of employees not required by the present terns thereof or in accordance with its past practices;

     (e) make any change in any employee benefit plan which would materially increase the cost thereof or adopt any new employee benefit plan;

     (f) issue or commit to issue any capital stock or other ownership interests, except for the sale of shares of Classic Common Stock in a private placement or under Regulation S, or the conversion of notes or preferred stock of Classic into Classic Class A Common Stock;

     (g) grant or omit to grant any options, warrants, or other rights to subscribe for or purchase or otherwise acquire any shares of capital stock or other ownership interests or issue or commit to issue any securities convertible into or exchangeable for shares of its common stock or other ownership interests;

     (h) declare, set aside, or pay any dividend or distribution with respect to its common stock or other ownership interests;

     (i) directly or indirectly redeem, purchase, or otherwise acquire or commit to acquire any of its common stock or other ownership interest or directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any loan or financing agreement;

     (j) effect a split or reclassification of any capital stock or recapitalization;

     (k) change its articles of incorporation, bylaws, or other governing instruments, except to effectuate the transactions contemplated by this Agreement;

     (l) borrow or agree to borrow any funds except pursuant to existing bank lines of credit or other existing loan agreements or financing arrangements; or

     (m) waive or commit to waive any right of substantial value.

     Section 5.04 Notwithstanding the foregoing, AAC and the Shareholders acknowledge and agree that Classic may restructure certain debt and preferred stock obligations on terms which have not been determined, but which may involve a pledge of Classic's Musicana Clearwater operations, and further acknowledge and agree that Classic may sell its Musicana Clearwater operations in a transaction in which part or all of the consideration consists of the assumption of certain debt or preferred stock obligations of Classic.

           ARTICLE VI   CONDITIONS PRECEDENT TO THE MERGER
                        AND TERMINATION

     Section 6.01 The obligations of the parties under this Agreement are subject to the satisfaction of the following express conditions precedent at or before the Effective Date:

     (a) Classic shall have obtained approval to change its name to Creative Recycling Technologies, Inc.

     (b) Classic shall have conducted a 1 for 20 reverse split of its Class A and Class B Common Stock.

     (c) Classic shall have filed all reports which it is required to file with the Securities and Exchange Commission pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934.

     (d) AAC and Classic shall raise enough funds to successfully build a tire cracker prototype as defined in AAC's business plan within one year after the effective date of the reverse stock split described in
Section 2.01(d) herein.

     (e) Classic shall have settled or exchanged, or obtained binding commitments to settle or exchange, all of its existing liabilities (exclusive of liabilities of its subsidiaries) and Series A, B and C preferred stock on such terms that Classic may negotiate (including involving a sale of its Musicana Clearwater operations pursuant to
Section 5.04 herein), provided that no more than 1,000,000 shares of Classic Class A Common Stock (after giving effect to the reverse split described in Section 2.01(d)) are outstanding on the Effective Date (plus any shares which are issued pursuant to Section 2.01(h) herein).

     (f) The Shareholders shall have executed such documents that counsel for Classic may reasonable request to insure that the issuance of Classic Preferred Stock to the Shareholders complies with Regulation D of the Securities and Exchange Commission and any applicable state securities law.

     (g) All statutory requirements for the valid consummation by Classic and AAC of the transactions contemplated by this Agreement shall have been fulfilled.

     (h) All corporate and other proceedings in connection with the transactions contemplated herein and all documents incident thereto shall be reasonably satisfactory in form and substance to it and its counsel.

     (i) Unless waived in writing by the parties prior to the Effective Date, Classic and AAC shall have caused its counsel to prepare and deliver to the other an opinion, dated as of the Effective Date, in form and substance satisfactory to the other, to the effect that:

     (i) It has been duly incorporated and is a validly existing corporation in good standing under the laws of its state of incorporation, with full corporate power and authority to own and operate its properties and to carry on its business as presently being conducted.

     (ii) This Agreement has been duly authorized and executed by it, and all corporate action by it required to authorize the Share Exchange has been taken.

     In rendering such opinion, counsel may rely on certificates of its officers as to matters of fact and, as to matters of law, may rely on opinions of local counsel chosen by it provided that copies of such opinions of such other counsel accompany the opinion delivered by counsel.

     (j) Each corporation shall have furnished to the other a certificate of the President or Vice President and the Secretary of the respective company, dated as of the Effective Date, to the effect that the representations and warranties of the respective company in this Agreement are true and correct at and as of the Effective Date, that no error, misstatement, or omission has been discovered or is known with respect to such representations and warranties, and that the respective company has complied with all the agreements and has satisfied all the covenants on its part to be performed at or prior to the Effective Date.

     (k) Between the date of execution of this Agreement and the Effective Date, AAC and Classic (a) except in the ordinary course of its business, shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any materially adverse change in its condition, financial or otherwise, and (b) shall not have increased its issued and outstanding shares of common stock or any other securities, except to the extent permitted herein.

                 ARTICLE VII   MISCELLANEOUS

     Section 7.01 Survival. All agreements, representations, and warranties made hereunder or in connection with the transactions contemplated hereby shall survive the Effective Date and remain effective in accordance with the terms hereof regardless of any investigation at any time made by or on behalf of AAC or Classic.

     Section 7.02 Expenses. In the event that this Agreement shall be terminated pursuant to hereinabove, all further obligations of AAC and Classic under this Agreement shall terminate without further liability of either corporation to the other, and each corporation shall bear any expenses incurred by them in connection with this Agreement.

     Section 7.03 Assignment. This Agreement may not be assigned nor any of the performances hereunder delegated by operation of law or otherwise by any party hereto, and any purported assignment or delegation shall be void.

     Section 7.04 Headings. The article and section headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

     Section 7.05 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives, assigns, and transferors.

     Section 7.06 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions, or other obligations except as herein specifically provided. Any waiver, amendment, or modification hereof must be in writing. A waiver in one instance shall not be deemed to be a continuing waiver or waiver in any other instance.

     Section 7.07 Counterparts. This Agreement may be executed in counterparts and each counterpart hereof shall be deemed to be an original, but all such counterparts together shall constitute but one agreement an original, but all such counterparts together shall constitute but one agreement.

     Section 7.08 Notices. All notices, requests, instructions, or other documents to be given hereunder shall be deemed given if in writing, sent registered mail, as follows:

     If to AAC or the Shareholders:

     Benjamin Silber
     282 Shell Road
     P.O. Box 665
     Carneye Point, New Jersey 08069-0665
     Fax: (609) 299-0247

     If to Classic or Shaw:

     James Robert Shaw
     Classic Restaurants International, Inc.
     3500 Parkway Lane
     Suite 435
     Norcross, Georgia 30092
     Fax: (770) 729-8330

     and

     Robert J. Mottern, Esq.
     Mottern, Fisher & Rosenthal, P.C.
     2300 Northlake Centre Drive
     Suite 200
     Tucker, Georgia 30084
     Fax: (770) 496-4560

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                   CLASSIC RESTAURANTS
                                   INTERNATIONAL, INC.


                                   \s\ James Robert Shaw,
   (SEAL)                          By: James Robert Shaw, President


                                   \s\ James Robert Shaw
                                   James Robert Shaw

                                   A.A. CORP.


     (SEAL)                        By: \s\ Shawn Pringle
                                   Its:_________________________

                                   PRINGLE FAMILY TRUST


                                   \s\ Shawn Pringle
                                   Shawn Pringle, Trustee

                          EXHIBIT A

              EXCEPTIONS SCHEDULE FOR CLASSIC

     Section 4.02: Classic is in default on notes, and has not paid dividends on preferred stock to the extent required thereunder.

     Section 4.07: Shoom v. Classic and James Robert Shaw - suit to recover $80,000 promissory note plus interest and attorneys; motion for default judgment scheduled for March 4, 1998.

     Kuntz v. Classic and James Robert Shaw - Judgment for $46,376.31 entered on August 20, 1997; Consent Stipulation entered on or about December 19, 1997 requiring monthly payments of $5,000; balance owing of approximately $21,000.

     As to all representations and warranties: all matters disclosed in Classic's Form 10-KSB for the year ended June 30, 1997 and its audited financial statements included therewith.

                          EXHIBIT B

                 EXCEPTIONS SCHEDULE FOR AAC

     employment agreement between the company and Frank Pringle.

                           EXHIBIT C

                       ESCROW AGREEMENT

          THIS AGREEMENT is made and entered into as of the 27th day of February, 1998, by and among Classic Restaurants International, Inc. ("Classic"), James Robert Shaw ("Shaw"), A.A. Corp. ("AAC"), Pringle Family Trust ("Pringle" and with Classic, Shaw and AAC, the "Parties"), and Mottern, Fisher & Rosenthal, P.C. (the "Escrow Agent").

                           WITNESSETH

          WHEREAS, on or about February 27th, 1998, Classic, Shaw, AAC and Pringle entered into an Agreement and Plan of Share Exchange (the "Agreement"), under which Classic agreed to acquire all of the issued and outstanding common stock of AAC Corp. from Pringle, and Pringle agreed to acquire all of the issued and outstanding Class B Common Stock from Shaw;

          WHEREAS, pending Final Closing, as defined in the Agreement, the parties have agreed to deposit certain consideration and documents deliverable under the Agreement with the Escrow Agent under this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The parties hereby designate, constitute and appoint Escrow Agent as the "Escrow Agent" under this Agreement.

     2. The Escrow Agent hereby acknowledges receipt of the following documents (the "Documents") from the Parties:

     a) From Classic, 500,000 shares of Series D Convertible Preferred
Stock.

     b) From Shaw, 200,000 shares of Class B Common Stock of Classic.

     c) From Pringle, 3,500,000 shares of common stock of AAC.

     3. The Documents are to be held by Escrow Agent in escrow and disposed of pursuant to and strictly in accordance with the terms and conditions of this Agreement. Escrow Agent shall hold the Documents in a safe place, provided that Escrow Agent shall not be obligated to obtain insurance covering the loss and/or destruction of the Documents unless the Parties so request and advance the Escrow Agent sufficient funds to pay for said insurance. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement, and no implied duties or obligations of the Escrow Agent shall be read into this Agreement.

     4. The Escrow Agent shall at all times be authorized to deliver the Documents in accordance with the terms of the Purchase Agreement or with written instructions executed by the Parties. In the event the Escrow Agent shall receive a written claim of default under the Agreement by any of the Parties, then the Escrow Agent shall not release the Documents from escrow unless and until the Escrow Agent shall have received joint written instructions from the Parties as the proper deliver of the Documents or Escrow Agent has received direction from a court of competent jurisdiction (after expiration of any applicable appeal period) as to the proper party entitled to receipt of the Documents. Escrow Agent shall be authorized to file an action in interpleader to determine the proper party entitled to the Documents; and the defaulting party, as determined in such proceeding, shall indemnify and hold harmless the Escrow Agent from all costs and expenses, including reasonable attorney's fees associated with the proceeding. Escrow Agent may act in reliance upon any writing or instrument or signature which it in good faith believes to be genuine and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution or validity of any instrument deposited in this escrow nor as to the identity, authority or right of any persons executing the same; and its duties hereunder shall be limited to the safekeeping of the Documents and for the disposition of same in accordance with this Agreement. Escrow Agent hereby executes this Agreement for the sole and exclusive purpose of evidencing its Agreement of the provisions hereof.

     5. The Parties hereby agree to indemnify and hold the Escrow Agent harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including reasonable attorney's fees and the cost of defending any action, suit or proceeding or resisting any claim.

     6. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it and hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or error in judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

     7. All reasonable out-of-pocket expenses of Escrow Agent in connection with the services rendered under this Agreement shall be paid by Classic.

     8. Upon release and delivery of the Documents in accordance with the terms of the Agreement and this Agreement, this Agreement shall terminate and the parties shall be released hereunder except with respect to the indemnification obligations of Classic in favor of the Escrow Agent.

     9. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, modification, supplement or waiver is sought and making specific reference to this Agreement.

     10. All notices required or permitted hereunder, and under any instrument delivered pursuant hereto, shall be given in writing, and shall be deemed to have been given and received upon the earlier to occur of: (a) the actual receipt of any such notice by the intended recipient; and (b) the third business day following deposit of any such notice enclosed in a wrapper with postage prepaid, properly addressed to the intended recipient at its address set forth below, as a certified item, return receipt requested, in an official depository of and under the care and custody of the United States Postal Service.
The parties' address for notice shall be as follows:

     If to AAC or Pringle:

     Benjamin Silber
     282 Shell Road
     P.O. Box 665
     Carneye Point, New Jersey 08069-0665
     Fax: (609) 299-0247

     If to Classic or Shaw:

     James Robert Shaw
     Classic Restaurants International, Inc.
     3500 Parkway Lane
     Suite 435
     Norcross, Georgia 30092
     Fax: (770) 729-8330

     If to Escrow Agent:

     Robert J. Mottern, Esq.
     Mottern, Fisher & Rosenthal, P.C.
     2300 Northlake Centre Drive
     Suite 200
     Tucker, Georgia 30084
     Fax: (770) 496-4560

          Any party hereto may change its address for notice set forth herein by giving the other parties at least 10 days advance written notice of such change of address.

     11. Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it, except for gross negligence or willful misconduct. The Escrow Agent shall not be bound by any notice or demand unless evidenced by a writing delivered to Escrow Agent signed by the proper party or parties.

     12. This Agreement contains the entire understanding between and among the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of such parties, and their respective heirs, successors in interest and legal representatives.

     13. This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Georgia.

          This Agreement may be executed in counterpart.

                                  CLASSIC RESTAURANTS
                                  INTERNATIONAL, INC.



                                   _______________________________
   (SEAL)                          By:____________________________
                                   Its:____________________________



                                   ______________________________
                                   James Robert Shaw

                                   A.A. CORP.


                                   _______________________________
     (SEAL)                        By:____________________________
                                   Its:____________________________

                                   PRINGLE FAMILY TRUST



                                   ______________________________
                                   Shawn Pringle, Trustee


                                   MOTTERN, FISHER & ROSENTHAL, P.C.



                                   ___________________________
                                   By: Robert J. Mottern, President

                             EXHIBIT D


                       ARTICLES OF AMENDMENT
                  TO ARTICLES OF INCORPORATION OF
               CLASSIC RESTAURANTS INTERNATIONAL, INC.

          Pursuant to the provisions of Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

       FIRST:     The name of the corporation is Classic Restaurants
International, Inc.

     SECOND:     The amendment to the Articles of Incorporation set
forth on Exhibit A was adopted on February __, 1998, in the manner prescribed by the Colorado Business Corporation Act. Such amendment was adopted by the board of directors without shareholder action; shareholder action was not required.

     THIRD:     This amendment is to be effective upon filing.

     Dated this ___ day of February, 1998.

     Attest:                            CLASSIC RESTAURANTS
                                        INTERNATIONAL, INC.



  ____________________________         BY:_____________________________
  June Cuba, Secretary                   James Robert Shaw, President

                            EXHIBIT A

          Classic Restaurants International, Inc. (the "Corporation") adds to Article II of its Articles of Incorporation the following:

     Series D Convertible Preferred Stock

     A series of Preferred Stock is hereby established which shall be referred to as Class D Convertible Preferred Stock (the "Class D Preferred Stock"), and the preferences and relative, participating, optional or other special rights of the Class D Preferred Stock, and the qualifications, limitations or restrictions thereof shall be as follows:

          (1) Number. The corporation shall have the authority to issue not more than 500,000 shares of Class D Preferred Stock at the discretion of the Board of Directors.

          (2) Dividends. Shares of Class D Preferred Stock shall not be entitled to receive any dividends.

          (3) Liquidation Rights. The Class D Preferred Stock shall be entitled to $2.50 per share upon the liquidation, dissolution, or winding-up of the affairs of the Company in preference to all classes of Class A Common Stock and any junior class of preferred stock, but is not entitled to participate in the assets or profits of the Company beyond its liquidation preference. The Company may not create a class of Preferred Stock which has a preference in liquidation which is senior in priority to the Class D Preferred Stock without the prior consent of the holders of the Class D Preferred Stock.

          (4) Optional Redemption. The Company may redeem the Class D Preferred Stock at any time, in whole or in part, at the option of the Company for cash at the redemption price of $2.50 per share. In the event the Company shall redeem shares of Class D Preferred Stock for cash, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Company. Each such notice shall state: (1) the redemption date; (2) the number of shares of Class D Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
(3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price, as the case may be) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the redemption price as aforesaid. If less than all the outstanding shares of the Class D Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Class D Preferred Stock not previously called for redemption by lot or pro rata or in such other manner as the Board of Directors of the Company may determine. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to whom the Company has failed to mail such notice or except as to the holder whose notice was defective.

          (5) Mandatory Redemption. The Company will not consolidate or merge into or transfer all or substantially all of its assets to any person unless all outstanding shares of Class D Preferred Stock shall have been called for redemption for cash in accordance with the provisions hereof or unless: (i) the person is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and (ii) the successor corporation assumes all of the Company's obligations in respect of the Class D Preferred Stock.

          (6) Conversion. The shares of Class D Preferred Stock shall be convertible at the principle office of the Company, and at such other place or places, if any, as the Board of Directors of the Company may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest l/100th of a share) of Class A Common Stock. The number of shares of common stock issuable upon conversion of each share of the Class D Preferred Stock shall be equal to $2.50 divided by the conversion price in effect at the time of conversion determined as hereinafter provided. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially $0.0125 per share of Common Stock; provided, however, that such Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No payment or adjustment shall be made in respect of dividends on the Class A Common Stock upon conversion of shares of the Class D Preferred Stock. If the Company calls any shares of the Class D Preferred Stock for redemption, such right of conversion shall cease and terminate, as to the shares designated for redemption, at the close of business on the redemption date, unless the Company defaults in the payment of the redemption price. No fractional shares of Class A Common Stock will be issued, and instead the number of shares of Class A Common Stock to be issued on conversion of Class D Preferred Stock will, to the extent necessary, be rounded up to the nearest whole number of shares.

           Before any holder of shares of the Class D Preferred Stock shall be entitled to convert the same into Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed to the Company or in blank, at the principle office of the Company or at such other place or places, if any, as the Board of Directors of the Company has designated, and shall give written notice to the Company at said office or place that it elects to convey the same and shall state in writing therein the name or names (with addresses) in which it wishes the certificate or certificates for Class A Common Stock to be issued. The Company will, as soon as practicable thereafter, issue and deliver at said office or place to such holder of shares of the Class D Preferred Stock, or to its nominee or nominees, certificates for the number of full shares of Class A Common Stock to which it shall be entitled as aforesaid. Shares of the Class D Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock as of the close of business on such date.

           The Conversion Price in effect at any time shall be subject to adjustment as follows:

          (i) In case the Company shall (A) declare a dividend on its Class A Common Stock in shares of Class A Common Stock, (B) subdivide its outstanding shares of Class A Common Stock, (C) combine its outstanding shares of Class A Common Stock into a smaller number of shares, or (D) issue by reclassification of its Class A Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of its capital stock, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any share of the Class D Preferred Stock surrendered for conversion after such time shall be entitled to receive the kind and amount of shares which it would have owned or have been entitled to receive had such share of the Class D Preferred Stock been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

          (ii) In case the Company shall distribute to all holders of its Class A Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (excluding dividends or other distributions paid out of earned surplus), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Class A Common Stock on the date fixed for such determination less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a Board Resolution of the Company filed with the Company) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Class A Common Stock and the denominator shall be such Current Market Price per share of the Class A Common Stock on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business of the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (iii) For the purpose of any computation under paragraph (ii) above, the "Current Market Price" on any date shall be deemed to be the average of the daily closing prices per share of Class A Common Stock for 20 consecutive business days selected by the Company commencing 35 business days before such date. The closing price for each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the New York Stock Exchange, or, if the Class A Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Sealers, Inc., selected from time to time by the Company for that purpose.

          (iv) All calculations under this paragraph (6) shall be made to the nearest cent or the nearest l/100th of a share, as the case may be.

           (v) In case of any consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in case of any sale or transfer of all or substantially all of the assets of the Company, the holder of each share of Class D Preferred Stock shall after such consolidation, merger, sale or transfer have the right to convert such share of the Class D Preferred Stock into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he had held the Class A Common Stock issuable upon the conversion of such share of the Class D Preferred Stock immediately prior to such consolidation, merger, sale or transfer.

           (vi) In the event that at any time, as a result of an adjustment made pursuant to paragraph (i) above, the holder of any share of Class D Preferred Stock surrendered for conversion shall become entitled to receive any securities other than shares of Class A Common Stock, thereafter the amount of such other securities so receivable upon conversion of any share of the Class D Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Stock contained in paragraphs (i) to (v), inclusive, above, and the provisions of this paragraph (6) with respect to the Class A Common Stock shall apply on like terms to any such other securities.

           (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least l % in such price; provided, however, that any adjustments which by reason of this paragraph (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

           Whenever the Conversion Price is adjustable as herein provided:

           (i) the Company shall promptly file with corporate books of the Company a certificate of the treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Company for any shares of Class A Common Stock issued or deemed to have been issued; and

          (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price, and within ten (10) business days after it is required, said notice shall be mailed to all holders of Class D Preferred Stock determined as of the date the notice was first required, and upon the mailing of such notice no other notice need be given of that adjustment in the Conversion Price.

          The Company will at all times reserve, keep available and be prepared to issue, free from any preemptive rights, out of its authorized but unissued Class A Common Stock, solely for the purpose of effecting conversion of the Class D Preferred Stock, the full number of shares of Class A Common Stock then issuable upon the conversion of all outstanding Class D Preferred Stock. The Company shall from time to time, in accordance with the laws of the State of Georgia, endeavor to amend its Articles of Incorporation to increase the authorized amount of its Class A Common Stock if at any time the authorized amount of its Class A Common Stock remaining unissued shall be not sufficient to permit the conversion of all Class D Preferred Stock. The Company shall, if any shares of Class A Common Stock required to be reserved for issuance upon conversion of Class D Preferred Stock pursuant to this paragraph (6) require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon such conversion, endeavor to cause such shares to be so registered or approved as expeditiously as possible.

           The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of shares of the Class D Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Class A Common Stock in a name other than that in which the shares of the Class D Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

          (7) Voting Rights. The holders of Class D Preferred Stock shall be entitled to elect two directors at all annual meetings of the shareholders of the Company.

                         EXHIBIT E


        OFFICER AND DIRECTOR STOCK INCENTIVE PLAN OF
                   CLASSIC HOLDINGS, INC.

          1. Purpose. The purpose of this Officer and Director Stock Incentive Plan ("Plan") is to secure for the corporation and its stockholders the benefits which flow from providing certain corporate officers and directors with the incentive inherent in common stock ownership. It is generally recognized that stock option plans aid in retaining competent executives and furnish a device to attract executives of exceptional ability to the Corporation because of the opportunity offered to acquire a proprietary interest in the business.

          2. Amount of Stock. The total number of shares of Common Stock to be subject to options granted pursuant to the Plan shall not exceed 2,500,000 shares of the Corporation's Class A Common Stock.
This total number of shares shall be subject to appropriate increase or decrease in the event of a stock dividend on, or a subdivision, split-up, combination or reclassification of, the shares purchasable under such options. In the event that options granted under this Plan shall lapse without being exercised in whole or in part, other options may be granted covering the shares not purchased under such lapsed options.

          3. Eligibility and Participation. Options may be granted pursuant to the Plan to officers and directors of the corporation at the discretion of the Board of Directors (hereinafter, the "Officers").

          4. Option Agreement. The terms and provisions of options granted pursuant to the Plan shall be set forth in an agreement, herein called an Option Agreement, between the Corporation and the Officer receiving the same. The Option Agreement shall be in substantially the same form as the Option Agreement which is attached hereto as Exhibit "A."

          5. Issuance, Amount and Exercise Price of Options. The exercise price under the options shall be equal to 25% of the average closing bid price for the Corporation's Class A Common Stock for the twenty (20) business days preceding the grant of the option. The full purchase price of shares purchased shall be paid upon exercise of the option. Under certain circumstances such purchase price per share shall be subject to adjustment as referred to in Section 9 of this Plan.

          6. Option period. No option granted pursuant to the Plan shall be exercisable after the expiration of three years from the date the option is first granted. The expiration date stated in the Option Agreement is hereinafter called the Expiration Date.

          7. Death of Officer. The Option Agreement shall provide that if prior to the Expiration Date the grantee shall die, the legal representatives of his estate or a legatee or legatees of the option shall have the privilege, for a period of six months after his death, of exercising all or any part of the then unexercised portion of the option; provided that nothing herein shall extend the time for exercising any option granted pursuant to the Plan beyond the Expiration Date.

          8. Assignability. The Option Agreement shall provide that the option granted thereby shall not be transferable or assignable by the employee otherwise than by will or by the laws of descent and distribution and during the lifetime of the employee shall be exercisable only by him.

          9. Adjustment in Case of Stock Splits, Stock Dividends, etc. The Option Agreement may contain such provisions as the Board of Directors may approve as equitable concerning the effect upon the option granted thereby and upon the per share or per unit option price, of (a) stock dividends upon, or subdivisions, split-ups, combinations or reclassification of, the securities purchasable under the option, or
(b) proposals to merge or consolidate the Corporation or to sell all or substantially all of its assets, or to liquidate or dissolve the Corporation.

          10. Stock for Investment. In the event the common stock underlying the option has not been registered with the Securities and Exchange Commission, then the Option Agreement shall provide that the grantee shall upon each exercise of a part or all of the option granted represent and warrant that his purchase of stock pursuant to such option is for investment only, and not with a view to distribution involving a public offering. Stock issued under the Option Agreement may contain an appropriate legend indicating that the stock has not been registered under applicable state or federal securities laws, and therefore may not be sold prior to compliance with such laws.

          11. Amendment of the Plan. The Board of Directors of the Corporation may from time to time alter, amend, suspend or discontinue the Plan and make rules for its administration.

                         STOCK OPTION

          OPTION AGREEMENT made this ___ day of _______________, 199__, between Classic Holdings, hereinafter called the "Corporation," and _________________________, an officer or director of the Corporation, hereinafter called the "Optionholder."

          The Corporation has implemented an Officer and Director Stock Incentive Plan by a resolution dated __________, 1998.

          The Corporation has agreed to grant the Optionholder an option to purchase certain shares of the Corporation's Class A Common Stock (the "Common Shares") pursuant to the above-referenced Plan.

          Now, therefore, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

          1. Grant of Option. The Corporation hereby irrevocably grants to the Optionholder the right and option, hereinafter called the Option, to purchase all or any part of an aggregate of ______________________ Common Shares (such number being subject to adjustment as provided in Paragraph 6 hereof) on the terms and conditions herein set forth.

          2. Purchase Price. The purchase price of the Common Shares covered by the Option shall be $_______ per share flat or ex-dividend.

          3. Term of Option. The Option may be exercised at any time from time to time as to any part of or all the shares covered thereby until a date three (3) years after the date of this Option; provided, however, that the Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares). The purchase price of the shares as to which the Option shall be exercised shall be paid in full in cash at the time of exercise. The holder of the Option shall not have any rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option.

          4. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionholder, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

          5. Death of Optionholder. If the Optionholder shall die before the term of this Option has expired, the Option may be exercised (to the extent that the Optionholder shall have been entitled to do so at the date of his death) by a legatee or legatees of the Optionholder under his last will, or by his personal representatives or distributes, at any time within the earlier of six months after his death or the expiration date of this Option.

          6. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Stares or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if Common Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in Paragraph 2 hereof) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, split-ups, recapitalization, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no factional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed by paragraph 3 hereof.

7. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation, at its Stock Transfer Department or its President. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Payment of such purchase price shall, in either case, be made by check payable to the order of the Corporation. The certificate or certificate for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Optionholder and if the Optionholder shall so request in the notice exercising the Option, shall be registered in the name of the Optionholder and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to paragraph 5 hereof, by any person or persons other then the Optionholder, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

          8. Restrictive Legend. Any shares issued as a consequence of the exercise of this Option shall carry a restrictive legend substantially in the form set forth below, unless such shares are registered under the Securities Act of 1933 and under any applicable state law:

     "The shares evidenced by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, nor will any assignee or endorsee hereof be recognized as an owner hereof by the issuer for any purpose, unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the issuer."

9. General. The Corporation shall at all times during the term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

          In witness whereof the Corporation has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Optionholder has hereunto set his hand and seal, all on the day and year first above written.


                              CLASSIC HOLDINGS, INC.


                              __________________________________
                              BY: __________________, President

                              __________________________________